Royce Anderson & Monroe, Inc.
                               447 Northfield Ave.
                                    Suite 200
                             West Orange, N.J. 07012


Phone: (973) 622-3023                                        Fax: (973) 622-3023



CONSULTING AGREEMENT dated as of the 30th day of July, 1998, between Royce Anderson & Monroe, Inc., of La Destra Mill Neck, NY 11765, and Accident Prevention Plus, Inc., of 145 Oser Ave. Ste 100 - Hauppauge, NY 11788

Accident Prevention Plus, Inc. desires to hire Royce Anderson & Monroe, Inc to assist and asvise for commercial application in The United States and and the rest of the western hemisphere as to Corporate Structure, Capital Acquisition, Contract Application, Equity Partners and Mergers and Acquisitions. It will also advise and coordinate procedures for geographic allocation of business resources in areas described in this paragraph.

1. Services; Term
Royce Anderson & Monroe, Inc. hereby agrees to provide services as consultant to Accident Prevention Plus, LLC, Inc. for a period of five years commencing on the thirtieth of July, 1998, for five years terminating on thirtieth of July, 2003.

2. Services to be performed
   (See Attachment A)

3. Compensation
a) Royce Anderson & Monroe, Inc. shall be retained as described in item number 1, above: Royce Anderson & Monroe, Inc., and its associates is to receive 10% of the stock in the new company, (Accident Prevention Plus, Inc.) to be formed. The 10% can not be diluted by the issuance of new stock to officers and directors for a period of five years.

4.  Travel Expenses
In the event that, at Accident Prevention Plus, Inc.'s request, Royce Anderson & Monroe, Inc. or its representatives is required to travel away from their corporate offices in Mill Neck, New York, in the performance of their duties hereunder, the Accident Prevention Plus, Inc. shall reimburse the corporation for all expenses incurred by the corporation or its representatives in connection with such travel.

5.  Termination
This Agreement may be terminated prior to the end of the Term:
(a) By Accident Prevention Plus, Inc. if Royce Anderson & Monroe, Inc. does not conform to agreed upon stipulation in this contract and as is outlined in number 2, or any other documents pertaining to said paragraph #2, above which are mutually agreed upon and signed by both parties. Royce Anderson & Monroe, Inc. shall retain all stock and rights prior to any termination.

                          Royce Anderson & Monroe, Inc.
                               447 Northfield Aye,
                                    Suite 200
                             West Orange, N.J. 07012

Phone: (973) 622-3023                                        Fax: (973) 622-3023


CONSULTING AGREEMENT dated as of the _________________ day of July, 1998, between Royce Anderson & Monroe, Inc., of 447 Northfield Avenue, Suite 200, West Orange, NJ 07012, and Accident Prevention Plus, LLC, of 145 Oser Ave. Suite 100, Hauppauge, NY 11788.

Accident Prevention Plus, LLC desires to hire Royce Anderson & Monroe, Inc. to assist and advise for commercial application in The United States and the rest of the western hemisphere as to Corporate Structure, Capital Acquisition, Contract Application, Equity Partners and Mergers and Acquisitions. It will also advise and coordinate procedures for geographic allocation of business resources in areas described in this paragraph.

1. Services; Term
Royce Anderson & Monroe, Inc. hereby agrees to provide services as consultant to Accident Prevention Plus, LLC, Inc. for a period of five years commencing _____________ on the of July, 1998, for five years terminating on the
_____________ of July, 2003.

2. Services to be performed
   (See Attachment A)

3. Compensation
a) Royce Anderson & Monroe, Inc. shall be retained as described in item number 1, above: Royce Anderson & Monroe, Inc., and its associates are to receive 10% of the stock in the new company, (Accident Prevention Plus, Inc.) to be formed. The 10% can not be diluted by the issuance of new stock to officers and directors for a period of five years.

4. Travel Expenses
In the event that, at Accident Prevention Plus, LLC's request, Royce Anderson & Monroe, Inc. or its representatives are required to travel away from their corporate offices in West Orange, New Jersey, in the performance of their duties hereunder, then Accident Prevention Plus, LLC shall reimburse the corporation for all expenses incurred by the corporation or its representatives in connection with such travel.

5. Termination
This Agreement may be terminated prior to the end of the Term:
(a) By Accident Prevention Plus, LLC if Royce Anderson & Monroe, Inc. does not conform to agrged upon stipulation in this contract and as is outlined in number 2, or any other documents pertaining to said paragraph #2, above which are mutually agreed upon and signed by both parties. Royce Anderson & Monroe, Inc. shall retain all stock and rights prior to any termination.

In the event that this Agreement is terminated in accordance with this paragraph 2, the Company shall have no further obligation to Royce Anderson & Monroe, Inc. under this Agreement after the date of such termination, except that Royce Anderson & Monroe, Inc. shall be entitled to receive any consideration to which it is entitled pursuant to paragraph 2 hereof which has accrued and has not been paid up to and including the date of termination.

6. Confidential  Information
All confidential information which Royce Anderson & Monroe, Inc. may now possess, may obtain during or after the Term, or may create prior to the end of the Term relating to the business of the Accident Prevention Plus, Inc., shall not be published, disclosed or made accessible by him to any other person, firm, or corporation either during or after the Term or used by him except during the Term in the business and for the benefit of the Accident Prevention Plus, Inc., without the prior written consent of the Accident Prevention Plus, Inc..

7. Binding Effect; Assignment
This Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Accident Prevention Plus, Inc. and the assigns, heirs and personal representatives of Royce Anderson & Monroe, Inc.; provided, however, that Royce Anderson & Monroe, Inc. may assign, transfer or otherwise convey any of its rights or delegate any of its duties under this Agreement without the written consent of the Accident Prevention Plus, Inc..

8. Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of law.

9. Entire Agreement
This Agreement represents the entire agreement and any other documents pertaining to said paragraph #2, above which are mutually agreed upon and signed by both parties with respect to matters contemplated herein and supercedes any prior oral or written agreements or undertakings between the parties with respect to such matters.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


Royce Anderson & Monroe, Inc.                 Accident Prevention Plus, Inc. by
Authorized Representative                     Richard Goodhart, Chairman and CEO
Alex Moskowitz


/s/  Alex Moskowitz                           /s/  Richard Goodhart, CEO
- -----------------------------                 -------------------------------


                                             Steven H. Wahrman, President

                                             /s/  Steven H. Wahrman
                                             -----------------------------------

                         Royce Anderson & Monroe, Inc.
                               447 Northfield Ave.
                                    Suite 200
                             West Orange, N.J. 07012


Phone: (973) 622-3023                                        Fax: (973) 622-3023


Attachment A

1.  Advise to
    a) Commercial application
       1.  United States
       2.  Other areas of the Western Hemisphere


2.  Corporate Structure

3.  Capital Acquisition

4.  Contract Application

5.  Equity Partners

6.  Mergers and Acquisitions

                             ROYCE ANDERSON & MONROE
                               447 Northfield Ave.
                                    Suite 200
                             West Orange, N.J. 07012


Phone: (973) 622-3023                                        Fax: (973) 622-3023



Under Rule 144 SEC Regulation, Accident Prevention Plus LLC or their attorney cannot refuse a Letter of Opinion for relief in regard to taking legend off stock in the above mentioned Corporation provided all SEC requirements are met. Accident Prevention Plus, LLC must accept Corporation's own Counsel Letter of Opinion.

                        AMENDMENT TO CONSULTING AGREEMENT

         THIS AMENDMENT TO CONSULTING AGREEMENT is entered into this 28th day of
October,   1998  by  and  between  Accident  Prevention  Plus,  Inc.,  a  Nevada corporation ("APP") and Royce Anderson & Monroe, Inc. (`Royce Anderson").

                                    RECITALS

         WHEREAS, Royce Anderson and Accident Prevention Plus, LLC, a limited liability company ("APP LLC") had entered into a consulting agreement dated July 30, 1998 (the "Consulting Agreement") for a five year period pursuant to which Royce Anderson was to perform certain duties;

         WHEREAS, the terms and provisions of the Consulting Agreement provided that Royce Anderson would receive an approximate ten percent (10%) equity ownership interest in a new corporation to be formed as consideration for the performance of those duties by Royce Anderson (not to be diluted by the issuance of new stock to officers and directors for a period of five years);

         WHEREAS, on October 28, 1998, Accident Prevention Plus, Inc. ("APP") was formed under the laws of the state of Nevada, and APP and Royce Anderson entered into an agreement (the "Exchange Agreement") whereby Royce Anderson agreed to exchange either its equity membership interest or its right to an equity membership interest in APP LLC for shares of restricted common stock of APP;

         WHEREAS, in accordance with the terms and provisions of the Exchange Agreement, on October 28, 1998, 2,006,276 shares of restricted common stock of APP were issued to Royce Anderson evidencing an approximate 11.087% equity ownership interest in APP pursuant to the terms and provisions of the Consulting Agreement;

         WHEREAS, the board of directors of APP approved the issuance of such shares of stock to Royce Anderson by resolution dated October 28, 1999; and

         WHEREAS, the parties hereto desire to memoralize the terms and provisions for such issuance of shares of common stock of APP.

         NOW, THEREFORE, for and in consideration of the covenants and promises set forth below, the parties agree as follows:

         1. Royce Anderson agrees to accept the issuance of 2,006,276 shares of restricted common stock of APP as settlement for any and all services performed pursuant to the Consulting Agreement and fulfillment of the terms and provisions of the Consulting Agreement, and that such stock- certificate issued shall be dated as of October 28, 1998;

         2. APP acknowledges that such issuance of shares represents a greater equity percentage ownership interest in APP than was originally contemplated by the terms and conditions of the Consulting Agreement, and agrees to issue the 2,006,276 shares of restricted common stock to Royce Anderson.

         3. Royce Anderson is aware that the shares of common stock are not being registered under the Securities Act of 1933, as amended. Royce Anderson understands that the shares of common stock are being issued in reliance on the exemption from registration provided by Section 4(2) thereunder. Royce Anderson represents and warrants that: (a) the shares of common stock are being acquired solely for Royce Anderson's own account, for investment purposes only, and not with a view to or in connection with, any resale, distribution, subdivision or fractionalization thereof; and (b) Royce Anderson has no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any of the shares of common stock or which would guarantee to Royce Anderson any profit, or protect Royce Anderson against any loss with respect to the shares of common stock, and Royce Anderson has no plans to enter into any such agreement or arrangement. Royce Anderson understands that it may be required to bear the economic risk of this investment for an indefinite period of time because there is currently no trading market for the shares of common stock and the shares of common stock cannot be resold or otherwise transferred unless applicable state securities laws are complied with (which APP is not obligated to do) or exemptions therefrom are available.

         4. The issuance of 2,006,276 shares of common stock of APP to Royce Anderson shall be valued at $0.003 for an aggregate valuation of $6,018.00 as of October 28, 1998.

         5. Royce Anderson agrees to waive any such restricted provisions contained in paragraph 3(a) of the Consulting Agreement which does not allow for the subsequent issuance of new shares of common stock to the officers and directors of APP for a period of five years.

         6. Each party shall indemnify, defend and hold harmless the other from and against any and all claims, damages, liabilities, losses, costs and expenses arising out of the Consulting Agreement and the issuance of stock pursuant to this Amendment to the Consulting Agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment on the dates indicated below to be effective as of the date first above written.

                                           ACCIDENT PREVENTION PLUS, INC.,
                                           A Nevada corporation

Date: 1/10/00                              By: /s/ Steven H. Wahrman
                                               ------------------------
                                               Steven H. Wahrman


                                           ROYCE ANDERSON & MONROE, INC.

Date: 1/07/00                              By: /s/ Alex ??????
                                               -----------------
                                               Alex ???????